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                                                                    Exhibit 99.1
                      [WESTPORT RESOURCES CORPORATION LOGO]

                         WESTPORT RESOURCES CORPORATION
                           410 17TH STREET, SUITE 2300
                             DENVER, COLORADO 80202

WESTPORT RESOURCES CORPORATION PRICES $275 MILLION SENIOR SUBORDINATED NOTE OFFERING

Denver, Colorado - October 31, 2001 - Westport Resources Corporation (NYSE: WRC) today announced the pricing of the private placement of its $275,000,000 Senior Subordinated Notes due 2011 to be issued at par and bear interest at 8.25%. The notes will be due on November 1, 2011. The notes are non-callable until November 1, 2006, when Westport has the right to redeem the notes for 104.125% of the par value, and declining thereafter to par value in 2009.

The notes have not been registered under the Securities Act of 1933 or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement does not constitute an offer to sell or a solicitation of an offer to buy.

Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Gulf of Mexico, the Rocky Mountains, Permian Basin/Mid-Continent and the Gulf Coast.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

FORWARD - LOOKING STATEMENTS
This material includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the cautionary statements contained in this material and risks and uncertainties inherent in the Company's business set forth in the filings of the Company with the Securities and Exchange Commission. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, general economic conditions, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this material.